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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: June 22, 1999
                       (Date of Earliest Event Reported)

                       MACE SECURITY INTERNATIONAL, INC.
                       ---------------------------------
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
                            (State of Incorporation)

                                    0-22810
                            (Commission File Number)

                                   03-0311630
                       (IRS Employer Identification No.)

                 160 BENMONT AVENUE, BENNINGTON, VERMONT 05201
                    (Address of Principal Executive Offices)

                                 (802) 447-1503
                        (Registrant's Telephone Number)
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Item 2.     ACQUISITION OF MOORESTOWN CAR WASH
            ----------------------------------

On June 22, 1999, Mace Security International, Inc., a Delaware Corporation (the "Company" or "Registrant"), acquired substantially all of the assets of the car wash facility (the "Facility") having the address of 215 West Camden Avenue, Moorestown, New Jersey (the "Moorestown Car Wash") from Mario DeBerardinis and Jennifer DeBerardinis (the "Sellers"). Pursuant to the terms and conditions of the Agreement of Sale (the "Agreement"), as subsequently assigned to the Company, the Company purchased the real estate, inventory, fixed assets, trade names and trademarks, and intangibles of the car wash operations of Sellers. Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement of Sale, which is incorporated as Exhibit 2.1.

At Closing under the Agreement, the Company paid to Sellers an aggregate purchase price of $450,000 (the "Purchase Price"), consisting of $225,000 cash from working capital and 20,930 unregistered shares of the Company's common stock at a price of $10.75 per share.

Additionally, the Agreement of Sale included a Covenant Not to Compete preventing Sellers from competing, directly or indirectly, with the Company or carrying on the operations of a car wash within certain geographic areas and for certain predetermined periods.



ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS
           ---------------------------------


In its Current Report on Form 8-K, filed on July 2, 1999, the Registrant stated that the required financial statements of the Moorestown Car Wash would be filed within the time period required in accordance with applicable regulations under the Securities and Exchange Act of 1934. However, after reviewing the financial statements of the Moorestown Car Wash, the Registrant has concluded that Securities and Exchange Act rules do not require the filing of financial statements with respect to the acquired company. Accordingly, the Registrant is not filing financial statements herewith.
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      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 1999              MACE SECURITY INTERNATIONAL, INC.

                                   By:/s/ Gregory M. Krzemien
                                          -------------------
                                          Gregory M. Krzemien
                                          Chief Financial Officer and Treasurer